Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Consent of Independent Registered Public Accounting Firm

Z Holdings Group, Inc.

I consent to the inclusion in Exhibit 99.1 attached to Form 8K, the financial statements and accompanying notes for the quarter ending September 30, 2012 and for the period May 6, 2005 (date of reorganization) through September 30, 2012.

/s/Peter Messineo

Peter Messineo, CPA

Palm Harbor Florida

October 15, 2012